UNITED STATES
		       SECURITIES AND EXCHANGE COMMISSION
			    WASHINGTON, D.C. 20549

				  FORM 8-K


		       PURSUANT TO SECTION 13 OR 15(d)
		   OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): February 10, 1998


			      LeCROY CORPORATION
	    (Exact name of Registrant as specified in its charter)

	    DELAWARE                   0-26634                 13-2507777
  (State or other jurisdiction        (Commission          (I.R.S. Employer
of Incorporation or organization)     File Number)        Identification No.)


	     700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NEW YORK 10977
    (Address of principal executive office)                  (Zip Code)

	Registrant's telephone number, including area code:  (914) 425-2000


Item 5. Other Events

     The acquisitions that the registrant completed during the quarter ended December 31, 1997 include one that was accounted for as a pooling-of-interests. During the five week period from December 29, 1997 through January 31, 1998 (i.e., the date of closing through the first full calendar month following such completion of such acquisition), the Registrant had consolidated revenues and a net loss of $12,019,000 and $1,330,000. The net loss includes transaction costs and one time charges resulting from the merger of approximately $1,796,000, net of tax, related to a provision for environmental cleanup, expenses for investment bankers and professional fees, and assets associated with duplicate product lines.


				     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 10th day of February, 1998.


				 LECROY CORPORATION


				   By:      /S/ JOHN C. MAAG
						John C. Maag
						Vice President-Finance,
						Chief Financial Officer,
						Secretary and Treasurer